Exhibit 10.18.2

FSMC-KINEX CONFIDENTIAL

SECOND AMENDMENT TO THE AGREEMENT FOR MEDICAL TECHNOLOGY RESEARCH, DEVELOPMENT, INNOVATION AND COMMERCIALIZATION ALLIANCE

This SECOND AMENDMENT TO THE AGREEMENT FOR MEDICAL TECHNOLOGY RESEARCH, DEVELOPMENT, INNOVATION AND COMMERCIALIZATION ALLIANCE (“Second Amendment”) is effective as of June 22, 2016, (“Second Amendment Effective Date”) and is between FORT SCHUYLER MANAGEMENT CORPORATION (“FSMC”), a not-for-profit corporation existing under the laws of the State of New York, having its office located at 257 Fuller Road, Albany, New York 12203 and ATHENEX, INC. (“ATHENEX”), a Delaware corporation with its principal office located at 1001 Main Street, Suite 600, Buffalo, New York 14203. Capitalized terms used but not defined in this Second Amendment shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, reference is made to that certain Agreement for Medical Technology Research, Development, Innovation and Commercialization Alliance, as amended, (“Agreement”) entered into by FSMC and ATHENEX and made effective as of May 1, 2015; and

WHEREAS, KINEX PHARMACEUTICALS, INC. is now known as ATHENEX, INC.; and

WHEREAS, FSMC and ATHENEX desire to amend the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of mutual promises herein contained, the Parties agree as follows:

1.	A new Section 4.13 is added to the Agreement as follows:

“The Parties acknowledge and agree that the Manufacturing Facility will be located on approximately 12 acres at 3178 Lakeshore Drive East, Town of Dunkirk, Chautauqua County, New York and approximately 21.6 adjacent acres identified by tax map number 80.01-1-3 (collectively the “Real Property”). ATHENEX will provide the funding necessary for the timely closing of the purchase of the Real Property by FSMC, but in no event shall the amount of such funding exceed $275,000. FSMC shall own and take title to the Real Property at closing and, within 120 days of the Second Amendment Effective Date, FSMC shall reimburse ATHENEX for all funding provided for the closing of the purchase of the Real Property pursuant to Section 5.1(a) of the Agreement.”

2.	The Parties acknowledge and agree that, in furtherance of the Headquarters Buildout Completion, and with FSMC’s prior request and authorization, Athenex provided the funding necessary for the purchase of certain furniture, appliances and equipment, totaling before taxes an expenditure of $694,788.88, the details of which are set forth in Athenex invoice number 2123 with supporting documentation which has been submitted to FSMC. The Parties expressly agree FSMC shall reimburse ATHENEX for such funding provided within 120 days of the Second Amendment Effective Date.

3.	Unless otherwise expressly amended by this Second Amendment, the terms and conditions of the Agreement shall remain the same and in full force and effect.

This Second Amendment may be signed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute but one and the same Second Amendment. Any signed copy of this Second Amendment made by reliable means (e.g., photocopy, facsimile, or PDF Adobe Format) is considered an original.

FSMC-KINEX CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be signed and delivered by their duly authorized representatives as of the Effective Date.

FORT SCHUYLER MANAGEMENT CORPORATION		ATHENEX, INC.
By:		By:
Name:	Walter Gerald Barber	Name:	Teresa Bair
Title:	Chairman	Title:	SVP Corp. Development & Legal Affairs
Date:	6/28/16	Date:	June 22, 2016